                                                                    EXHIBIT 23.3






                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-45028) and Form S-8 (Nos. 333-92337, 333-80501, 333-85107 and
333-26015) of Verso Technologies, Inc. of our report dated March 26, 1999, which appears in the December 31, 2000 annual report on Form 10-K of Verso Technologies, Inc., relating to the consolidated balance sheet of Sulcus Hospitality Technologies Corp. as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended.



                                    Crowe, Chizek and Company LLP


Columbus, Ohio
March 29, 2001